UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2007

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

000-16844	PECO ENERGY COMPANY (a Pennsylvania corporation) P.O. Box 8699 2301 Market Street Philadelphia, Pennsylvania 19101-8699 (215) 841-4000	23-0970240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On September 4, 2007, Exelon Corporation (Exelon) will participate in the Lehman Brothers 2007 CEO Energy/Power Conference and will revise its adjusted (non-GAAP) operating earnings guidance range for 2007 for Exelon, Exelon Generation Company, LLC (Generation), Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO) (the Registrants) to $4.15 to $4.30, $3.45 to $3.55, $0.20 to $0.25 and $0.65 to $0.70, respectively. Exelon will also reaffirm its GAAP earnings guidance range for 2007 for Exelon of $3.70 to $4.00. Attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K are the slides and 2006-2007 Exelon Fact Book to be used at the conference, respectively.

Section 8 – Other Events

Item 8.01	Other Events.

Share Repurchase Program

On September 4, 2007, Exelon issued a press release announcing that the Exelon board of directors had approved a share repurchase program for up to $1.25 billion of Exelon’s outstanding stock. A copy of the press release announcing approval of the share repurchase program is attached as Exhibit 99.3 to this Current Report on Form 8-K. The board of directors approved the share repurchase program on August 31, 2007.

Swap Agreement

On July 24, and 25, 2007, Exelon, Generation and ComEd filed Current Reports on Form 8-K disclosing the material terms of a settlement agreement to address concerns about higher electric bills in Illinois without a rate freeze, generation tax or other legislation that would be harmful to consumers of electricity, electric utilities, generators of electricity and the State of Illinois (the Settlement). The Settlement would be effective only upon enactment of legislation (the Legislation), the language of which was disclosed in the Current Report on Form 8-K filed by the Registrants (other than PECO) on July 27, 2007.

On August 28, 2007, the Legislation was enacted upon its signature by the Governor of Illinois, and accordingly the Settlement is effective.

The Legislation provides, in part, that utilities must enter into multi-year financial swap contract or contracts with a generation company or marketing company to be effective upon the effective date of the Legislation. The goal of these contracts is to promote price stability for residential and small business customers. The contracts will be included in the utilities’ procurement plans as pre-existing contracts.

To fulfill this requirement, ComEd has entered into a financial swap contract with Generation that covers around-the-clock baseload energy only, not capacity or ancillary services or congestion (the Swap Agreement). Information concerning the Swap Agreement was provided in previous Current Reports on Form 8-K. The Swap Agreement is designed to dovetail with ComEd’s remaining auction contracts for energy, increasing in volume as the auction contracts expire. By June 1, 2010, the Swap Agreement will cover about 60% of the energy that ComEd’s residential and small business customers use. The Swap Agreement spans a five-year period from June 1, 2008 through May 31, 2013.

The pricing and volumes of the Swap Agreement are set forth in the table below:

Portion of Term	Fixed Price ($/MWH)	Notional Quantity (MW)
June 1, 2008 - December 31, 2008	$47.93	1,000
January 1, 2009 - May 31, 2009	$49.04	1,000
June 1, 2009 - December 31, 2009	$49.04	2,000
January 1, 2010 - May 31, 2010	$50.15	2,000
June 1, 2010 - December 31, 2010	$50.15	3,000
January 1, 2011 - December 31, 2011	$51.26	3,000
January 1, 2012 - December 31, 2012	$52.37	3,000
January 1, 2013 - May 31, 2013	$53.48	3,000

The Swap Agreement includes no riders or contingencies that would allow for price increases or decreases beyond those specified, regardless of market conditions, or environmental restrictions including the enactment of carbon emission legislation. The Swap Agreement provides a hedge against future volatility.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Presentation Slides

99.2	2006-2007 Exelon Fact Book

99.3	Press Release

* * * * *

This combined Form 8-K is being furnished separately by each of the Registrants. Information contained herein relating to any individual registrant has been furnished by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Second Quarter 2007 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
EXELON GENERATION COMPANY, LLC
PECO ENERGY COMPANY

/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets
and Chief Financial Officer
Exelon Corporation

COMMONWEALTH EDISON COMPANY

/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial Officer,
Treasurer and Chief Risk Officer
Commonwealth Edison Company

September 4, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation Slides

99.2	2006-2007 Exelon Fact Book

99.3	Press Release